Exhibit 99.2

ZYSTOR THERAPEUTICS, INC.

(A Development Stage Company)

TABLE OF CONTENTS

Page
UNAUDITED BALANCE SHEET AS OF JUNE 30, 2010	2

UNAUDITED STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009	3

UNAUDITED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009	4

UNAUDITED NOTES TO THE FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009	5-6

ZYSTOR THERAPEUTICS, INC.

(A Development Stage Company)

BALANCE SHEETS

June 30, 2010

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$195,371
Other current assets	30,991

Total current assets	226,352

PROPERTY AND EQUIPMENT – AT COST
Laboratory equipment	196,411
Computer hardware and software	31,548
Furniture and fixtures	12,095
Telephone system	8,243

Total property and equipment, at cost	248,297
Less accumulated depreciation	192,551

Total property and equipment, net	55,746
OTHER ASSETS
Deposits	7,005

289,103

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$1,319,650
Accrued expenses	895,063
Subordinated notes payable	6,122,282

Total current liabilities	8,336,995

STOCKHOLDERS’ DEFICIT
Common stock – authorized, 50,347,399 shares of $0.001 par value;	3,901
3,900,878 shares issued and outstanding at June 30, 2010
Series A preferred stock – authorized, issued and outstanding	9,762
9,762,263 shares at $0.001 par value
Series B preferred stock – authorized, 33,034,824 shares of	26,785
$0.001 par value; 26,784,824 shares issued and outstanding	(151,894)
Note receivable from shareholders	21,654,869

Additional paid-in capital	21,543,423

Deficit accumulated during the development stage	(29,591,315)

Total stockholders’ deficit	(8,047,892)

$289,103

See accompanying notes to unaudited financial statements.

ZYSTOR THERAPEUTICS, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

Three and Six Months ended June 30, 2010 and 2009

	Six Months Ended June 30,
	2010	2009
Operating expenses
General and administrative	$480,937	$356,725
Research and development	803,836	2,888,164

Operating loss	(1,284,773)	(3,244,799)

Other income (expense)
Interest income	5,446	10,503

Interest expense	(242,288)	(98,739)
Other income	250,000	—

	13,158	(88,236)

Net loss before taxes	(1,271,615)	(3,333,035)

Income tax expense (benefit)	—	(47,300)

NET LOSS	$(1,271,615)	$(3,285,735)

See accompanying notes to unaudited financial statements.

ZYSTOR THERAPEUTICS, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2010 and 2009

	2010	2009
Cash flows from operating activities
Net loss	$(1,271,615)	$(3,285,735)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	16,156	22,866
Changes in operating assets and liabilities, net of effects of acquisition:
Other current assets	11,850	(3,476)
Accounts payable	(420,786)	(910,983)
Accrued expenses	240,634	(24,823)

Net cash used in operating activities	(1,423,761)	(4,202,151)

Cash flows from investing activities
Purchases of property and equipment	(1,507)	—

Cash flows from financing activities
Proceeds from subordinated notes payable	1,508,400	1,101,482
Payments on long-term obligation	(6,708)	(11,647)
Payments received on stockholder notes	3,146	38,760

Net cash provided by financing activities	1,504,838	1,128,595

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	79,570	(3,073,556)

Cash and cash equivalents at beginning of period	115,801	3,344,341

Cash and cash equivalents at end of period	$195,371	$270,785

See accompanying notes to unaudited financial statements.

ZYSTOR THERAPEUTICS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

June 30, 2010 and 2009

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ZyStor Therapeutics, Inc. (the Company) was incorporated in Delaware on September 22, 2004. The Company’s purpose is to develop innovative therapeutics for the treatment of rare genetic disorders known as Lysosomal Storage Diseases. Developed technologies will be marketed through licensing agreements and product sales with various companies throughout the world.

A summary of the Company’s significant accounting policies applied in the preparation of the accompanying financial statements follows.

1.	Development Stage Company

Since incorporation on September 22, 2004, the Company has been primarily involved in research and development activities. Because the Company has no products approved for marketing and, therefore, has no source of revenue from its planned principal operations, it is considered to be in the development stage and the accompanying financial statements represent those of a development stage company.

2.	Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.	Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

4.	Property and Equipment

Depreciation and amortization of property and equipment are provided using the straight-line method in amounts sufficient to relate the cost of the related assets to operations over their estimated service lives of three to five years.

Expenditures for additions and improvements are capitalized, while replacements, maintenance and repairs which do not improve the useful lives of the assets, are expensed as incurred.

5.	Research and Development Costs

Research and development costs are expensed in the period incurred.

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

6.	Income Taxes

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts and for net operating loss carryovers at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Effective January 1, 2009, the Company adopted the new accounting and financial reporting standards for uncertain tax positions. The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. At the adoption date, the Company applied the uncertain tax position guidance to all tax positions for which the statute of limitations remained open. The adoption of the uncertain tax position guidance did not have a material effect on the financial statements. As of December 31, 2009, management concluded that there are no material uncertain tax positions that require recognition in the financial statements.

The Company is subject to income taxes in the U.S. federal jurisdiction and in the state of Wisconsin. Due to the Company being in a net operating loss carryforward position, all tax years since incorporation in 2004 are open under the statute of limitations.

The Company recognizes, if any, interest accrued related to unrecognized tax benefits in interest expense and recognizes penalties in operating expenses for all periods presented.

7.	Stock-Based Compensation

In accordance with generally accepted accounting principles, the Company recognizes expense related to the fair value of its stock-based compensation awards over the service period (generally the vesting period) of the grant. The calculated fair value of the Company’s stock options was not significant to the financial statements for the six months ended June 30, 2010 and 2009.